UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010

ALLOY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26023	04-3310676
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 West 26th Street, 11th Floor

New York, NY 10001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 244-4307

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 15, 2010, Alloy, Inc. (the “Company”) entered into three separate agreements with two separate groups of shareholders, each of which groups were acting independently of one another, and of each of which were independently in discussions with the Company regarding representation on the board of directors of the Company (“Board”). The terms of the three agreements were reached as a universal settlement of the issues presented by the two shareholder groups, and were not intended to cause the shareholders to be considered a “group” for Federal securities law purposes, other than to the extent such shareholders consider themselves to be a group or factual circumstances dictate. The parties to the three agreements and their terms are set forth below.

The Company entered into an agreement (the “Greenway Agreement”) with SRB Management, L.P. (“SRB”), BD Media Investors LP (“BD Media”), SRB Greenway Opportunity Fund, (QP), L.P. (“SRB QP”), SRB Greenway Opportunity Fund, L.P. (“SRB Greenway”), BC Advisors, LLC (“BCA”), Steven R. Becker (“Becker”) and Matthew A. Drapkin (“Drapkin”). SRB, BD Media, SRB QP, SRB Greenway, BCA, Becker and Drapkin are collectively referred to in the Greenway Agreement as the “Drapkin Group.”

The Company also entered into an agreement (the “Kleinheinz Agreement”) with Kleinheinz Capital Partners, Inc. (“KCP Inc.”), Kleinheinz Capital Partners LDC (“KCP LDC”), Global Undervalued Securities Fund, L.P. (“Global L.P.”), Global Undervalued Securities Fund (QP), L.P. (“Global (QP)”), Global Undervalued Securities Fund Ltd. (“Global Ltd.”), Global Undervalued Securities Master Fund, L.P. (“Global Master”) and John B. Kleinheinz (“Kleinheinz”). KCP Inc., KCP LDC, Global L.P., Global (QP), Global Ltd., Global Master and Kleinheinz are collectively referred to in the Kleinheinz Agreement as the “Kleinheinz Group.”

The Company also entered into an agreement (the “Simcoe Agreement”) with Simcoe Partners, L.P. (“Simcoe”), Simcoe Opportunity Partners, L.P. (“Simcoe Opportunity”), Simcoe Service Company, LLC (“Simcoe Service”), Simcoe Management Company, LLC (“Simcoe Management”) and Jeffrey Jacobowitz (“Jacobowitz”). Simcoe, Simcoe Opportunity, Simcoe Service, Simcoe Management and Jacobowitz are collectively referred to in the Simcoe Agreement as the “Simcoe Group.”

The Simcoe Group is not affiliated with either the Drapkin Group or the Kleinheinz Group. The Greenway Agreement, the Kleinheinz Agreement and the Simcoe Agreement are collectively referred to as the “Agreements.”

The Board increased the size of the Board from eight to nine directors. Mr. Jeffrey Hollender (“Hollender”) resigned as a member of the Board and the Corporate Governance and Nominating Committee, and the Board and directors otherwise took action to realign the directors among the classes of directors. The Board then appointed Drapkin and Jacobowitz to the Board to fill the vacancies created, as members of the class of directors scheduled to be next elected at the 2012 Annual Meeting of Stockholders of the Company. The Board also named Drapkin to serve as a member of both the Compensation Committee and the Corporate Governance and Nominating Committee and named Jacobowitz to serve as a member of the Audit Committee. The Drapkin Agreement provides that Drapkin will serve as a member of the Compensation Committee and the Corporate Governance and Nominating Committee so long as he continues to be a director. The Jacobowitz Agreement provides that Jacobowitz will serve as a member of the Audit Committee so long as he continues to be a director. The Agreements further provide that within the one year period following the 2010 Annual Meeting of Stockholders of the Company, the Company and the Drapkin Group will agree on a qualified, independent and experienced executive with a strong media background to be appointed by the Board to be a tenth member of the Board (the “Additional Director”) in the class of directors scheduled to be next elected at the 2012 Annual Meeting of the Stockholders of the Company, and in connection therewith, to increase the size of the Board from nine to ten directors, effective as of the appointment date of the Additional Director.

Under the Agreements, each member of the Drapkin Group, Kleinheinz Group and Simcoe Group will cause all their respective shares of the Company’s common stock owned by them to be present at each of the 2010 and 2011 Annual Meetings of the Stockholders of the Company and to be voted in favor of the nominees for directors as recommended by the Board. The Agreements also contain certain restrictions on each of the members of the Drapkin Group, Kleinheinz Group and Simcoe Group, which generally terminate on the earlier of the date on which the Corporate Governance and Nominating Committee notifies Drapkin, Kleinheinz or Jacobowitz that it has not resolved to nominate Jacobowitz, Drapkin or the Additional Director, as applicable, for election to the Board at the 2012 Annual Meeting of the Stockholders of the Company, the date of the 2012 Annual Meeting of the Stockholders of the Company, or such date, if any, as the Company has materially breached certain obligations under the Agreements. During the period for which the restrictions apply, each member of the Drapkin Group, Kleinheinz Group and Simcoe Group is restricted as shareholders, subject to certain limitations, from activities as shareholders with respect to (i) the influencing or controlling of Company governance or policies, or soliciting, encouraging or in any way participating in the solicitation of any proxies with respect to any voting securities of the Company; (ii) taking certain actions or engaging in certain activities in connection with any acquisition of any material assets or businesses of the Company or any business combination or other extraordinary transaction involving or with respect to the Company or any of its subsidiaries; (iii) participating in any “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, other than as members of the Drapkin Group, Kleinheinz Group or Simcoe Group, as applicable, or any group deemed to arise from each of the Agreements; and (iv) publicly disparaging of any member of the Board or management of the Company.

Drapkin and Jacobowitz will receive the same compensation and reimbursement of expenses as are payable to the Company’s other non-employee directors.

The Greenway Agreement and the Kleinheinz Agreement provide that the Drapkin Group and the Kleinheinz Group will cease to be a “group” within the meaning of the Securities Exchange Act of 1934.

The full text of the Greenway Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference. The full text of the Kleinheinz Agreement is attached as Exhibit 10.2 to this report and is incorporated herein by reference. The full text of the Simcoe Agreement is attached as Exhibit 10.3 to this report and is incorporated herein by reference. The foregoing description does not purport to be a complete summary of the terms of the Agreements and is qualified in its entirety by reference to Exhibits 10.1, 10.2 and 10.3, as applicable.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Matthew A. Drapkin and Jeffrey Jacobowitz were appointed to the Board, effective April 15, 2010, pursuant to the Agreements described in Item 1.01 of this report. Drapkin was named to serve as a member of both the Compensation Committee and the Corporate Governance and Nominating Committee, and Jacobowitz was named to serve as a member of the Audit Committee. Both directors will serve until the 2012 Annual Meeting of the Stockholders of the Company and until the election and qualification of their respective successors.

Pursuant to the Agreements described in Item 1.01 of this report, effective April 15, 2010, Mr. Jeffrey Hollender (“Hollender”) resigned as a member of the Board and the Corporate Governance and Nominating Committee of the Board and the other directors and the Board took action through a series of resignations and reappointments to realign the classifications of certain of the remaining directors on the Board. After giving effect to Hollender’s resignation and the realignment, the Board is currently aligned in the following classes:

Class of 2010	Class of 2011	Class of 2012
Anthony Fiore[1,2]	Matthew C. Diamond[3]	Matthew A. Drapkin[2,4]
Samuel A. Gradess[1]	Peter M. Graham[1,2,4]	Jeffrey Jacobowitz[1]
James K. Johnson, Jr.[3]	Richard Perlman[1]	Edward Monnier[2,4]

[1]	Member of Audit Committee of the Board
[2]	Member of Compensation Committee of the Board
[3]	Member of Administration Committee of the Board
[4]	Member of Corporate Governance & Nominating Committee of the Board

Item 9.01.	Financial Statements and Exhibits

Exhibit 10.1	Agreement, dated as of April 15, 2010, by and among Alloy, Inc., SRB Management, L.P., BD Media Investors LP, SRB Greenway Opportunity Fund, (QP), L.P., SRB Greenway Opportunity Fund, L.P., BC Advisors, LLC, Steven R. Becker and Matthew A. Drapkin

Exhibit 10.2	Agreement, dated as of April 15, 2010, by and among Alloy, Inc., Kleinheinz Capital Partners, Inc., Kleinheinz Capital Partners LDC, Global Undervalued Securities Fund, L.P., Global Undervalued Securities Fund (QP), L.P., Global Undervalued Securities Fund Ltd., Global Undervalued Securities Master Fund, L.P. and John B. Kleinheinz

Exhibit 10.3	Agreement, dated as of April 15, 2010, by and among Alloy, Inc., Simcoe Partners, L.P., Simcoe Opportunity Partners, L.P., Simcoe Service Company, LLC, Simcoe Management Company, LLC and Jeffrey Jacobowitz

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY, INC.

Date: April 16, 2010	By:	/s/ MATTHEW C. DIAMOND
Matthew C. Diamond
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated as of April 15, 2010, by and among Alloy, Inc., SRB Management, L.P., BD Media Investors LP, SRB Greenway Opportunity Fund, (QP), L.P., SRB Greenway Opportunity Fund, L.P., BC Advisors, LLC, Steven R. Becker and Matthew A. Drapkin

10.2	Agreement, dated as of April 15, 2010, by and among Alloy, Inc., Kleinheinz Capital Partners, Inc., Kleinheinz Capital Partners LDC, Global Undervalued Securities Fund, L.P., Global Undervalued Securities Fund (QP), L.P., Global Undervalued Securities Fund Ltd., Global Undervalued Securities Master Fund, L.P. and John B. Kleinheinz

10.3	Agreement, dated as of April 15, 2010, by and among Alloy, Inc., Simcoe Partners, L.P., Simcoe Opportunity Partners, L.P., Simcoe Service Company, LLC, Simcoe Management Company, LLC and Jeffrey Jacobowitz

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